SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): January 14, 2004

CSK AUTO CORPORATION

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-13927	86-0765797
(State Or Other Jurisdiction Of
Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 East Missouri Avenue
Phoenix, Arizona	85012
(Address Of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 265-9200

ITEM 5.	OTHER EVENTS.

     On January 14, 2004, CSK Auto Corporation (NYSE: CAO) issued a press release in the form attached hereto as Exhibit 99.1. The press release announced the sale of 2,634,819 million shares of CSK Auto Corporation common stock by entities associated with Investcorp, S.A., which prior to the sale collectively owned approximately 6.7% of the Company’s outstanding common stock. CSK Auto Corporation will not receive any proceeds from the sale of such stock.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

c.	Exhibits

1.1	Purchase Agreement dated January 14, 2004, by and between CSK Auto Corporation, Investcorp CSK Holdings L.P. and Goldman, Sachs & Co.

99.1	January 14, 2004 Press Release

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     Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

Date:	January 14, 2004	By:	/s/ DON W. WATSON Don W. Watson Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement dated January 14, 2004, by and between CSK Auto Corporation, Investcorp CSK Holdings L.P. and Goldman, Sachs & Co.

99.1	January 14, 2004 Press Release